March 6, 2025

United States Securities and Exchange

Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.

20549

Re: Nitches, Inc.

Dear Sirs/Madams,

We have read the statements under item 4.01 in the Form 8-K dated February 27, 2025, of Nitches, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: Olayinka Oyebola & Co

/s/ Yinka Oyebola FCA

Yinka Oyebola FCA

Managing Partner/CEO